Gladstone Capital Corporation Reports Fiscal Year and 3 Months Ended September 30, 2005

•	Net Investment Income was $17.3 million or $1.49 per diluted common share, an increase of 15.5% per diluted common share
•	Net Increase in Net Assets Resulting from Operations was $15.5 million or $1.33 per diluted common share, an increase of 30.4% per diluted common share

McLean, VA, December 13, 2005: Gladstone Capital Corp. (NASDAQ: GLAD) (the “Company”) today announced earnings for the fiscal year and three months ended September 30, 2005. All share references are based on weighted average common shares outstanding, unless otherwise noted.

Net Investment Income for the fiscal year ended September 30, 2005 increased 30% to $17,286,145, or $1.53 per basic share and $1.49 per diluted share, as compared to $13,292,775, or $1.32 per basic share and $1.29 per diluted share for the fiscal year ended September 30, 2004. Net Investment Income for the three months ended September 30, 2005 increased 52% to $3,805,057, as compared to $2,501,949, for the three months ended September 30, 2004. Net Investment Income for the three months ended September 30, 2005 was $0.34 per basic share and $0.33 per diluted share, or $0.25 per basic share and $0.24 per diluted share for the three months ended September 30, 2004.

Net Increase in Net Assets Resulting from Operations for the fiscal year ended September 30, 2005 increased nearly 47% to $15,490,682, or $1.37 per basic share and $1.33 per diluted share, as compared to $10,570,290 or $1.05 per basic share and $1.02 per diluted share for the same period one year ago. For the three months ended September 30, 2005, Net Increase in Net Assets Resulting from Operations was $2,336,203 or $0.21 per basic share and $0.20 per diluted share, as compared to $750,739 or $0.07 per basic and diluted share for the same period one year ago.

The Company also recorded net unrealized depreciation on its investments of $1,785,725 for the twelve months ended September 30, 2005, as compared to net unrealized depreciation of $2,520,726 for the fiscal year ended September 30, 2004. For the three months ended September 30, 2005, the Company recorded net unrealized depreciation on its investments of $1,487,373, as compared to net unrealized depreciation on investments of $1,671,594 for the same period one year ago.

Total assets were $205,793,094 at September 30, 2005, as compared to $215,333,727 at September 30, 2004. Net asset value was $151,610,683 or $13.41 per actual common share outstanding, at September 30, 2005 as compared to $152,226,655, or $13.50 per actual common share outstanding, at September 30, 2004.

For the fiscal ended September 30, 2005, the Company recorded the following activity:

•	Nearly $144.0 million of new loans to 23 companies;
•	Sold two investments for a cumulative gain of approximately $30,000 and received principal repayments of $88.0 million, which included scheduled principal repayments;
•	Received $1.2 million of success fees in connection with the full repayment of one investment;
•	Received prepayment penalties of approximately $1.0 million.

At September 30, 2005, the Company had investments in debt securities and loans to syndicated participants in 28 private companies having an aggregate cost basis of $205.4 million and a fair value of $200.8 million.

Subsequent to September 30, 2005, the Company:

•	Sold a senior subordinated term and first mortgage loan in Marcal Paper Mills, Inc. for a total aggregate loss of approximately $127,000
•	Sold its senior term loan in ARI Holdings, Inc. for a loss of approximately $1.1 million;
•	Purchased additional debt securities in syndicated participations of nearly $3.4 million;
•	Extended a loan for $10.0 million with proceeds from borrowing under its line of credit;
•	Repaid approximately $20.0 million of its outstanding borrowings on its line of credit.

“Fiscal year 2005 produced double digit growth, with a 30% increase in Net Investment Income and 11% growth in the annual dividend. Our year over year results reflect the dedication and hard work of our Gladstone team,” said Chip Stelljes, President and Chief Investment Officer. “We are proud of these accomplishments and will strive to produce even greater results in 2006.”

 The financial statements below are without footnotes. We have filed a Form 10-K today for the fiscal year ended September 30, 2005 with the Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.SEC.govor from the Company’s web site at www.GladstoneCapital.com. A paper copy can be obtained free of charge by writing to us at 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

Gladstone Capitalwill host a conference call at 9:30 a.m. EST, December 14, 2005. Please call 877-407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. The replay number will be available two hours after the call for approximately 30 days. To hear the replay, please dial 877-660-6853 and use Access Code 286 and ID code 181039.

For further information contact our Investor Relations Manager, Kelly Sargent at 703-287-5835.

This press release may include statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as “should,” “believes,” “feel,” “expects,” “projects,” “goals,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company’s Form 10-K for the Fiscal Year Ended September 30, 2005, as filed with the Securities and Exchange Commission on December 13, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS & LIABILITIES

	September 30,	September 30,
	2005	2004
ASSETS
Investments at fair value (Cost 9/30/2005: $205,375,554; 9/30/2004: $149,189,306)	$200,846,763	$146,446,240
Cash and cash equivalents	503,776	15,969,890
Cash and cash equivalents pledged to creditors	-	49,984,950
Interest receivable – investments in debt securities	1,406,212	837,336
Interest receivable – officers	27,067	112,960
Due from custodian	2,624,074	1,203,079
Due from affiliate	-	109,639
Deferred financing fees	70,000	350,737
Prepaid assets	177,848	191,676
Other assets	137,354	127,220
TOTAL ASSETS	$205,793,094	$215,333,727

LIABILITIES
Accounts payable	$205,600	$105,921
Fees due to affiliate	391,322	113,511
Borrowings under lines of credit	53,034,064	40,743,547
Accrued expenses and deferred liabilities	350,665	798,096
Funds held in escrow	200,760	-
Repurchase agreement	-	21,345,997
Total Liabilities	54,182,411	63,107,072
Net Assets	$151,610,683	$152,226,655

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 50,000,000 shares authorized and 11,303,510 and 11,278,510 shares issued and outstanding, respectively	$11,304	$11,279
Capital in excess of par value	164,610,873	164,294,781
Notes receivable – officers	(8,745,781)	(9,432,678)
Net unrealized depreciation on investments	(4,528,791)	(2,743,066)
Unrealized depreciation on derivative	(253,747)	(214,259)
Realized gain on sale of investments	42,250	12,500
Distributions less than net investment income	474,575	298,098
Total Net Assets	$151,610,683	$152,226,655
Net Assets Per Share	$13.41	$13.50

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2005	2004
INVESTMENT INCOME
Interest income – investments	$22,407,605	$18,176,617
Interest income – cash and cash equivalents	32,807	84,273
Interest income – notes receivable from employees	444,170	443,658
Fee income	-	1,118,106
Prepayment fees and other income	1,065,177	573,314
Total investment income	23,949,759	20,395,968

EXPENSES
Loan servicing	2,549,728	501,670
Management fee	1,359,643	-
Professional fees	725,336	579,599
Amortization of deferred financing costs	385,737	1,373,415
Interest	1,774,629	741,621
Stockholder related costs	220,445	140,090
Directors fees	101,843	112,210
Insurance	178,214	258,358
Salaries and benefits	-	2,554,490
Rent	-	139,399
General and administrative	235,861	702,341
Expenses before credit from Gladstone Management	7,531,436	7,103,193
Credit to management fee for fees collected by Gladstone Management	(1,077,100)	-
Total expenses net of credit to management fee	6,454,336	7,103,193
NET INVESTMENT INCOME BEFORE INCOME TAXES	17,495,423	13,292,775
Income tax expense	209,278	-
NET INVESTMENT INCOME	17,286,145	13,292,775

REALIZED AND UNREALIZED GAIN (LOSS) ON
INVESTMENTS:
Realized gain on sale of investment	29,750	12,500
Unrealized depreciation on derivative	(39,488)	(214,259)
Net unrealized depreciation on investments	(1,785,725)	(2,520,726)
Net loss on investments	(1,795,463)	(2,722,485)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$15,490,682	$10,570,290

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic	$1.37	$1.05
Diluted	$1.33	$1.02

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	11,292,466	10,101,341
Diluted	11,609,146	10,344,388

GLADSTONE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	September 30,	September 30,
	2005	2004
INVESTMENT INCOME
Interest income – investments	$5,735,849	$5,057,965
Interest income – cash and cash equivalents	3,706	3,050
Interest income – notes receivable from employees	107,788	112,960
Fee income	-	107,500
Other income	10,260	68,814
Total investment income	5,857,603	5,350,289

EXPENSES
Loan servicing	745,263	501,670
Management fee	283,703	-
Professional fees	196,726	119,007
Amortization of deferred financing fees	101,250	1,120,618
Interest	600,042	350,384
Stockholder related costs	27,660	9,467
Directors fees	24,219	27,000
Insurance	44,161	57,704
Salaries and benefits	-	490,941
Rent	-	32,802
General and administrative	58,922	138,747
Expenses before credit from Gladstone Management	2,081,946	2,848,340
Credit to management fee for fees collected by Gladstone Management	(100,000)	-
Total expenses net of credit to management fee	1,981,946	2,848,340

NET INVESTMENT INCOME BEFORE INCOME TAXES	3,875,657	2,501,949
Income tax expense	70,600	-
NET INVESTMENT INCOME	3,805,057	2,501,949

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Unrealized appreciation (depreciation) on derivative	18,519	(79,616)
Net unrealized appreciation (depreciation) on investments	(1,487,373)	(1,671,594)
Net unrealized loss on investments	(1,468,854)	(1,751,210)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$2,336,203	$750,739

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER COMMON SHARE:
Basic	$0.21	$0.07
Diluted	$0.20	$0.07

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	11,303,510	10,130,635
Diluted	11,628,555	10,397,151

GLADSTONE CAPITAL CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended September 30,
	2005	2004
Per Share Data (1)
Net asset value at beginning of period	$13.61	$12.91
Income from investment operations:
Net investment income (2)	0.34	0.25
Net unrealized gain/(loss) on investments (2)	(0.13)	(0.17)
Net unrealized (loss) on derivatives (2)	-	(0.01)
Total from investment operations	0.21	0.07
Less distributions:
Distributions from net investment income	(0.41)	(0.24)
Tax return of capital distributions	-	(0.12)
Total distributions	(0.41)	(0.36)
Issuance of common stock under shelf offering	-	1.04
Issuance of common stock under stock option plan	-	-
Offering costs and underwriting discount	-	(0.16)
Repayment of principal on notes receivable	-	-
Dilutive effect of share issuance	-	-
Net asset value at end of period	$13.41	$13.50

Per share market value at beginning of period	$23.40	$20.15
Per share market value at end of period	22.55	22.71
Total Return (3)(4)	-1.99%	14.54%
Shares outstanding at end of period	11,303,510	11,278,510

Ratios/Supplemental Data
Net assets at end of period	$151,610,683	$152,226,655
Average net assets	$151,387,098	$136,731,528
Ratio of expenses to average net assets - annualized (5)	5.69%	8.33%
Ratio of net expenses to average net assets - annualized (6)	5.42%	8.33%
Ratio of net investment income to average net assets - annualized	10.05%	7.32%

	Year Ended September 30,
	2005	2004
Per Share Data (1)
Net asset value at beginning of period	$13.50	$12.97
Income from investment operations:
Net investment income (2)	1.53	1.32
Realized gain on sale of investment (2)	-	-
Net unrealized gain/(loss) on investments (2)	(0.16)	(0.25)
Net unrealized (loss) on derivatives (2)	-	(0.02)
Total from investment operations	1.37	1.05
Less distributions:
Distributions from net investment income	(1.52)	(1.25)
Tax return of capital distributions	-	(0.12)
Total distributions	(1.52)	(1.37)
Issuance of common stock under shelf offering	-	0.99
Issuance of common stock under stock option plan	0.02	0.01
Offering costs and underwriting discount	(0.01)	(0.16)
Repayment of principal on notes receivable	0.07	0.01
Dilutive effect of share issuance	(0.02)	-
Net asset value at end of period	$13.41	$13.50

Per share market value at beginning of period	$22.71	$19.45
Per share market value at end of period	22.55	22.71
Total Return (3)	5.93%	24.40%
Shares outstanding at end of period	11,303,510	11,278,510

Ratios/Supplemental Data
Net assets at end of period	$151,610,683	$152,226,655
Average net assets	$151,897,549	$130,385,129
Ratio of expenses to average net assets (5)	5.10%	5.45%
Ratio of net expenses to average net assets(6)	4.39%	5.45%
Ratio of net investment income to average net assets	11.38%	10.20%

(1) Basic per share data.
(2) Based on weighted average basic per share data.
(3) Total return equals the increase of the ending market value over the beginning market value plus monthly dividends divided by the monthly beginning market value, assuming monthly dividend reinvestment.

(4) Amounts were not annualized.
(5) Ratio of expenses to average net assets is computed using expenses before credit from Gladstone Management and including income tax expense.
(6) Ratio of net expenses to average net assets is computed using total expenses net of credits to management fee and including income tax expense.